                                                                   EXHIBIT 8 (d)

                         FUND PARTICIPATION AGREEMENT
                         ----------------------------

This Agreement is entered into on this 28th day of February, 1991, between UNUM
                                       ----
Life Insurance Company ("UNUM"), a life insurance company organized under the laws of the State of Maine, as sponsor of VA-I Separate Account ("Separate Account"), a separate account established by UNUM in accordance with the laws of Maine, and TCI Portfolios, Inc., ("TCIP"), a management investment company organized under the laws of the State of Maryland, and its investment adviser, Investor Research Corporation ("Investors Research"), an investment advisory company organized under the laws of Delaware.


                                   ARTICLE I

                                  DEFINITIONS

1.1  "Business Day"  shall mean a day on which UNUM and the New York Stock
      -------------
     Exchange are customarily open for business.

1.2  "Contract"  shall mean a variable annuity contract issued by UNUM
      --------
     under plans qualified for federal income tax advantages under Sections 401(a), 403(b), 408 and 457 of the Internal Revenue Code of 1986 as amended (the "Code").

1.3  "Contractholder"  shall mean any employer or trustee(s) who is a
      --------------
     party to a Contract.

1.4  "Participant"  shall mean any employee of an employer or
      -----------
     Contractholder who is enrolled to participate under the Contract.

1.5  "Participating Company"  shall mean any insurance company (including
      ---------------------
     UNUM), which offers variable annuity and/or variable life insurance contracts to the public and which has entered into an agreement with the Fund similar hereto for the purpose of making Fund shares available to serve as the underlying investment medium for the aforesaid contracts.

1.6  "Fund"  shall mean a portfolio of investments of TCIP having specific
      ----
     investment objectives, policies and restrictions.

1.7  "Sub-account"  shall mean any sub-account of Separate Account set up
      -----------
     for the purpose of investing in a corresponding Fund of TCIP.

                                  ARTICLE II

                                REPRESENTATIONS

2.1  UNUM represents that:

     a.   UNUM is an insurance company organized under the laws of Maine.

     b. Separate Account has been established by UNUM pursuant to the Maine Insurance Code for the purpose of serving as a funding medium for Contracts.

     c. Separate Account is registered under the Investment Company Act of 1940 as a unit investment trust.

     d. Contracts offered by UNUM and funded through Separate Account are described in a registration statement filed under the Securities Act of 1933 (the "1933 Act").

     e. The income, gains and losses, whether or not realized, from assets allocated to Separate Account are, in accordance with the applicable Contracts, to be credited to or charged against such Separate Account without regard to other income, gains or losses of UNUM.

     f. Separate Account is subdivided into various sub-accounts under which income, gains and losses, whether or not realized, from assets allocated to each sub-account are, in accordance with applicable Contracts, to be credited to or charged against such sub-accounts without regard to other income, gains or losses of other sub-accounts or of UNUM.

     g. UNUM has established Separate Account in such a manner as to enable it to use Fund shares as the underlying investment medium for a corresponding Sub-account.

     h. UNUM possesses, or will posses prior to selling Contracts, and shall maintain all licenses and approvals required to offer and sell Contracts.

2.2  TCIP represents that:

     a. TCIP is registered with the Securities and Exchange Commission under the Investment Company Act of 1940 as an open-end, diversified management investment company and possesses, and shall maintain, all legal and regulatory licenses, approvals, consents and/or exemptions required for TCIP to operate and offer Fund shares as the underlying investment medium for certain Sub-accounts.

     b. TCIP is currently qualified as a Regulated Investment Company under Subchapter M of Code and that it intends to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify UNUM with reasonable promptness after having a reasonable basis for believing that the it has ceased to so qualify or that it might not so qualify in the future.

     c. TCIP is divided into various funds, each Fund being subject to separate investment objectives, policies and restrictions which may not be changed without a majority vote of the shareholders of such Fund.

     d. TCIP assets shall be managed and invested in a manner that complies with the requirements of Section 817(h) of the Code.

     e. Shares of TCIP will be sold only to insurance companies and their separate accounts that offer variable annuity and/or variable life insurance contracts. No shares will be offered to the general public.

2.3  Investors Research represents that:

     a.   Pursuant to a management agreement with TCIP, Investors
          Research supervises and manages the investment portfolios of each Fund, subject only to any directions of TCIP's board of directors.

     B. Investors Research is registered as an investment adviser with the Securities and Exchange Commission under the Investment Advisers Act of 1940 and possesses, and shall maintain, all legal and regulatory licenses, approvals, consents and/or exemptions required to manage Funds.


                                  ARTICLE III

                           SELECTION OF SUB-ACCOUNTS

3.1 The Contracts funded through Separate Account will provide for the allocation of net amounts among the various Sub-accounts. The Sub-Accounts will invest in Fund shares. The selection of a particular Sub-Account is to be made by a Participant and such selection may be changed in accordance with the terms of the Contracts. The selection and number of Sub-accounts available to Participants will be limited by the Contracts.

                                  ARTICLE IV

                                  FUND SHARES

4.1 TCIP agrees to make shares in the Funds listed of Schedule A available to UNUM to serve as the underlying investment media for certain Sub-accounts.

4.2 TCIP agrees to make additional Fund shares (other than those listed on Schedule A) available to serve as investment media for Sub-accounts in the future should UNUM so request.

4.3 UNUM shall be permitted to utilize and employ shares of management investment companies other than TCIP as underlying investment media for Sub-accounts.

4.4 TCIP shall ensure that Fund shares are registered with applicable federal and state agencies at all times.

4.5 Transfer of Fund shares will be by book entry only. TCIP will credit UNUM as Separate Account sponsor with the appropriate number of shares of each Fund. No stock certificates will be issued to UNUM. UNUM will record shares ordered from a particular Fund in an appropriate title for the corresponding Sub-accounts.


                                   ARTICLE V

                         PROCEDURES FOR PLACING ORDERS

5.1 Each business day TCIP will telephone closing net asset value, dividend and capital gain information of UNUM by 5:30 P.M. Eastern time, or as soon thereafter as practicable. UNUM will telephone orders to purchase and/or redeem Fund shares by 10:00 a.m. Eastern time the following business day directly with TCIP or its specified agent.

     TCIP appoints UNUM as its agent for the limited purposes of accepting orders for Fund shares for Separate Account. TCIP will execute orders at the net asset value determined as of the close of trading on the day of receipt of such orders by UNUM acting as agent ("effective trade date"). However, any orders received by UNUM acting as agent after the close on New York Stock Exchange will be executed at the net asset value determined at the end of the following business day.

5.2 Each business day UNUM shall send TCIP a telecopy listing its orders for purchasing and redeeming Fund shares (as a follow-up to the earlier telephonic trade instructions). Later that day TCIP shall send UNUM a telecopy confirming such orders and listing the closing net asset value for the prior business day.

5.3 UNUM shall provide to TCIP a list of persons authorized to place orders for purchases and redemptions with TCIP. TCIP shall accept orders on behalf of UNUM only from persons named on such list. UNUM shall replace such list with another in the event of changes in authorized persons. UNUM agrees that any person whose name appears on the list from time to time will be duly authorized by appropriate corporate action by UNUM.


                                  ARTICLE VI

                                  SETTLEMENT

6.1 On the day following the effective trade date, payment will be initiated by electronic funds transfer (ACH transaction) to a custodial account designated by TCIP. For redemption orders, TCIP will use best efforts to send a check payment to UNUM two days following the effective trade date via overnight courier.

6.2 TCIP shall mail to UNUM a copy of a detail transaction report and a transaction history report following each trade.


                                  ARTICLE VII

                          DIVIDENDS AND DISTRIBUTIONS

7.1 TCIP shall furnish to UNUM notice of any dividend or distribution payable on its shares at least five (5) business days prior to the ex-dividend date. On the ex-dividend date or, if not a business day, on the first business day thereafter, TCIP shall furnish to UNUM the actual amount of dividend or distribution payable per share. All of such dividends and distributions as are payable on each Fund's shares shall be automatically reinvested in additional shares of that Fund. TCIP shall, on the date of issuance or, if not a business day, on the first business day thereafter, notify UNUM of the number of shares so issued.


                                 ARTICLE VIII

                                   EXPENSES

8.1 All expenses incident to the performance by TCIP under this Agreement shall be paid by Investors Research pursuant to its management agreement with TCIP, including the cost of registration of TCIP's shares with the Securities and Exchange Commission and in states where required. UNUM shall bear none of the expenses for the registration of TCIP's shares, preparation of TCIP's prospectuses, proxy materials, notices and periodic reports, the preparation of any statements and notices required by any federal or state law, or taxes on the issue or transfer of TCIP's shares subject to this Agreement. However, UNUM shall be responsible for the expenses of distributing such materials from UNUM to Contractholders and Participants.

                                  ARTICLE IX

                            STATEMENTS AND REPORTS

9.1 TCIP shall provide monthly statements of account as of the end of each month for all of UNUM's accounts by the fifteenth (15th) Business Day of the following month.

9.2 TCIP will provide to UNUM at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the Commission or other regulatory authorities.

9.3 UNUM will provide to TCIP at least one copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-actin letters, and all amendments to any of the above, that relate to the Contracts or the Separate Account, contemporaneously with the filing of such document with the Commission.

                                   ARTICLE X

                             VOTING OF FUND SHARES

10.1 TCIP shall ensure that each Fund complies with all provisions of the Investment Company Act of 1940 with respect to voting by shareholders and with all rules and valid interpretations of the Securities and Exchange Commission with respect thereto.

10.2 TCIP, at its expense, shall provide UNUM with copies of its proxy material in such quantity as UNUM shall reasonable require for distribution to Contractholders.

10.3 UNUM shall provide pass-through voting privileges to all Contractholders so long as the Securities and Exchange Commission continues to interpret the Investment Company Act of 1940 as requiring pass-through voting privileges for variable contract owners. It shall be the responsibility of UNUM to assure that it and the separate accounts of the other Participating Companies participating in any Fund calculate voting privileges in a consistent manner.

10.4 UNUM will distribute to Contractholders all proxy material furnished by TCIP and will vote shares in accordance with instructions received from those Contractholders with contract value allocated to TCIP shares. UNUM shall vote TCIP shares for which no instructions have been received in the same proportion as shares for which such instructions have been received from Contractholders. UNUM and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for TCIP shares held for such Contractholders.


                                  ARTICLE XI

                         MARKETING AND REPRESENTATIONS

11.1 TCIP shall periodically furnish UNUM with the following printed materials in sufficient quantities for UNUM to distribute to each Contractholder and Participant and to support UNUM's Contract marketing efforts:

      a.  Current Fund Prospectus and any supplements thereto;

      b.  Current Statement of Additional Information;

      c.  Current proxy materials;

      d.  Current annual and semiannual reports and supplements thereto;

      e.  Current quarterly Fund performance reports;

      f.  Other marketing materials.

      Such materials will be furnished to UNUM in time for UNUM to comply with its regulatory responsibilities under the federal securities laws.

11.2 UNUM shall designate certain persons or entities which shall have the requisite licenses to solicit applications for the sale of Contracts. No representation is made as to the number or amount of Contracts that are to be sold by UNUM. UNUM shall make reasonable efforts to market the Contracts and shall comply with all applicable federal and state laws in connection therewith.

11.3 UNUM shall make no representations concerning Fund shares except those contained in a current Fund prospectus, in printed information supplemental to such prospectus, and in materials which have received the prior approval of TCIP.

                                  ARTICLE XII

                          ADMINISTRATIVE SERVICE FEE

12.1 Administrative services to Participants and Contractholders shall be the responsibility of UNUM. TCIP and Investors Research recognize UNUM as the sole shareholder of record of Fund shares issued under this Agreement. TCIP and Investors Research further recognize that they will derive a substantial savings in administrative expense by virtue of having a sole shareholder rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangements, Investors Research agrees to pay to UNUM an amount equal to 20 percent (20%) of Investors Research's management fee, as described and computed in the Fund Prospectus, with respect to amounts invested by UNUM under this Agreement. The parties understand that Investors Research customarily pays, out of its management fee, another affiliated corporation for the type of administrative services to be provided by UNUM to the Contractholders and Participants. The parties agree that Investors Research's payments to UNUM, like Investors Research's payments to its affiliated corporation, are for administrative services only and do not constitute payment in any manner for investment advisory services.

12.2 Notwithstanding Section 12.1, the maximum payment that Investors research shall be obligated to make to UNUM with respect to any month shall be 1.667 basis points (0.01667%) of the average aggregate amount invested in the Funds by UNUM under this Agreement over such month. The average aggregate amount invested by UNUM over a one month period shall be computed by totalling UNUM's aggregate investment (share net asset value multiplied by total number of shares held by UNUM) on each business day during the month and dividing by the total number of business days during such month.

12.3 Investors Research will calculate the reimbursement of administrative expenses at the end of each calendar quarter and will make such reimbursement to UNUM within 30 days thereafter. The reimbursement check will be accompanied by a statement showing the calculation of the monthly amounts payable by Investors Research and such other supporting data as may be reasonable requested by UNUM.


                                 ARTICLE XIII

                              POTENTIAL CONFLICTS

13.1 UNUM has reviewed a copy of an application for exemptive relief, as amended, filed by TCIP on December 21, 1987, with the Securities and Exchange Commission and, in particular, has reviewed the conditions to the requested relief set forth therein. As set forth in such application, the Board of Directors of TCIP ("the Board") will monitor TCIP for the existence of any material irreconcilable conflict between the interests of the contractholders of all separate accounts investing in TCIP. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any portfolio are being managed; (e) a difference in voting instructions given by variable annuity contractholders and variable life insurance contractholders; or (f) a decision by an insurer to disregard the voting instructions of contractholders. The Board shall promptly inform UNUM if it determines that an irreconcilable material conflict exists and the implications thereof.

13.2 UNUM will report any potential or existing conflicts of which it is aware to the Board. UNUM will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by UNUM to inform the Board whenever Conrtactholders voting instructions are disregarded.

13.3 If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments if the Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that UNUM is responsible for causing or creating said conflict, UNUM shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

      a. withdrawing the assets allocated to the Separate Account from the Fund and reinvesting such assets in a different investment medium, or submitting the question of whether such segregation should be implemented to a vote of all affected Contractholders and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Companies) that votes in favor of such segregation, or offering to the affected Contractholders the option of making such a change; and/or

      b. Establishing a new registered management investment company or managed separate account.

13.4 If a material irreconcilable conflict arises as a result of a decision by UNUM to disregard Contractholder voting instructions and said decision represents a minority position or would preclude a majority vote by all Contractholders having an interest in TCIP, UNUM, at UNUM's sole cost, may be required, at the Board's election, to withdraw the Separate Account's investment in TCIP and terminate this agreement; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

13.5 For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for any Contract. UNUM shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially adversely affected by the irreconcilable material conflict.


                                  ARTICLE XIV

                                INDEMNIFICATION

14.1 UNUM shall indemnify and hold harmless TCIP and Investors Research and each of its directors, officers, employees, agents and each person, if any, who controls TCIP and Investors Research within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which the TCIP or any such director, officer, employee, agent or controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect to thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in information furnished by UNUM for use in a Fund's registration statement or prospectus or sales literature or advertisements of the Fund, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the Fund's prospectus and sales literature) of UNUM or its agents, with respect to the sale and distribution of Contracts for which Fund shares are an underlying investment; and UNUM will reimburse any legal or other expenses reasonably incurred by TCIP or Investors Research or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which UNUM may otherwise have.

14.2 TCIP and Investors Research shall indemnify and hold harmless UNUM and each of its directors, officers, employees, agents and each person, if any, who controls UNUM within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which UNUM or any such director, officer, employee, agent or controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Fund's registration statement or prospectus or sales literature or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading' and TCIP and Investors Research will reimburse any legal or other expenses reasonably incurred by UNUM or any such director, officer, employee, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature or advertisements with respect to the Separate Account or the Contracts and such statements were based on information provided to UNUM by the Fund; and the Fund will reimburse any legal or other expenses reasonably incurred by UNUM or any such director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that TCIP or Investors Research will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement or prospectus in conformity with written information furnished to TCIP or Investors Research by UNUM specifically for use therein. This indemnity agreement will be in addition to any liability which TCIP or Investors Research may otherwise have.

14.3 TCIP and Investors Research shall indemnify and hold harmless UNUM against any and all liability, loss, damages, costs or expenses which UNUM may incur, suffer or be required to pay due to TCIP or Investors Research's
      (1) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate; (2) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; and/or (3) untimely reporting of the net asset value, dividend rate or capital gain distribution rate.

14.4 Promptly after receipt by an indemnified party under this paragraph of notices of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph, notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such indemnified party.

                                  ARTICLE XV

                         COMMENCEMENT AND TERMINATION

15.1 This Agreement shall be effective as of the date set forth in the first paragraph of this Agreement and shall continue in force until terminated in accordance with the provisions therein.

15.2  This Agreement shall terminate as to the sale and issuance of new
      Contracts:

      a. At the option of UNUM, TCIP or Investors Research at upon six months advance written notice to all other parties;

      b. At the option of UNUM, if any Fund shares are not reasonably available to meet the requirements of the Contracts as determined by UNUM. Prompt notice of election to terminate shall be furnished by UNUM, said termination to be effective ten days after receipt of notice unless TCIP makes available a sufficient number of shares to meet the requirements of the Contracts within said ten-day period;

      c. At the option of UNUM, upon the institution of formal proceedings against TCIP or Investors Research by the Securities and Exchange Commission, National Association of Securities Dealers or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which may, in UNUM's reasonable judgment, materially impair TCIP's or Investors Research's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by UNUM with said termination to be effective upon receipt of notice;

     d. Upon termination of the management agreement between a Fund listed on Schedule A and Investors Research. TCIP must provide immediate notification of such termination to UNUM. This paragraph d. shall not be deemed to apply if, contemporaneously with such termination, a new management agreement of substantially similar terms is entered into between TCIP and Investors Research;

     e. In the event a Fund's shares are not registered, issued or sold on accordance with applicable state and/or federal law, or such law precludes the use of such shares as the underlying investment medium of Contracts issued or to be issued by UNUM. Termination shall be effective immediately upon such occurrence without notice;

     f. Upon assignment of this Agreement unless made with the written consent of each party.

                                  ARTICLE XVI

                                  AMENDMENTS

16.1 This Agreement shall automatically be amended to comply with any amendment to the Investment Company Act of 1940 or rule of any regulatory authority which affects in any manner the actions and relationships authorized hereunder.

16.2 Any other changes in the terms of this Agreement, including adding or deleting Funds to or from Schedule A, shall be made by agreement in writing between all parties.


                                 ARTICLE XVII

                                    NOTICE
17.1 Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate parties at the following addresses:

          UNUM:    UNUM Life Insurance Company
                   Attn:  Legal Department - Retirement Products
                   2211 Congress Street
                   Portland,  Maine  04122

          and      UNUM Life Insurance Company
                   Attn:  Retirement Products - Variable Annuity
                   2211 Congress Street
                   Portland,  Maine  04122


          TCIP:

                   TCIP Portfolios, Inc.
                   ATTN:  William M. Lyons
                   P.O. Box  419385
                   Kansas City,  MO  64141-6385


          INVESTORS RESEARCH:

                   Investors Research Corporation
                   ATTN:  William M. Lyons
                   P.O. Box  418210
                   Kansas City,  MO  64141-9210


     Notice shall be deemed to be given on the date of receipt by the addressee as evidenced by the return receipt.

                                 ARTICLE XVIII

                                      LAW

18.1 This Agreement shall be construed in accordance with the laws of the State of Maine

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be duly executed and attested as of the date first above written.


UNUM Life Insurance Company             /s/  Russell W. Anderson
                                        ------------------------

Attest:  /s/  David Robinson            By:  Russell Anderson
         -------------------                 ----------------

                                        Its: Vice President
                                             --------------


TCI PORTFOLIOS, INC.                    /s/  William M. Lyons
                                        ---------------------

Attest:  Wendy B.                       By:  William M. Lyons
                                             ----------------

                                        Its: Vice President
                                             --------------


INVESTORS RESEARCH CORPORATION          /s/  Dennis C. von Waaden
                                        -------------------------

Attest:  Wendy B.                       By:  Dennis C. von Waaden
                                             --------------------

                                        Its: Vice President
                                             --------------

                                 AMENDMENT  #1
                                      TO
                         FUND PARTICIPATION AGREEMENT

This Agreement, to be effective as of January 1, 1992, between UNUM Life Insurance Company of America ("UNUM"), a life insurance company organized under the laws of the State of Maine, and TCI Portfolios, Inc. ("TCIP"), a management investment company organized under the laws of the State of Maryland and its investment adviser, Investors Research Corporation ("Investors Research"), and investment advisory company organized under the laws of Delaware.

All references to `UNUM" in the Fund Participation Agreement, dated February 28, 1991, and executed by the aforementioned parties, are hereby amended to refer to UNUM Life Insurance Company of America, the surviving company of a merger between UNUM Life Insurance Company, the original contracting party, and UNUM Life Insurance Company of America. Such merger was effective at 11:59 p.m. on December 31, 1991. UNUM Life Insurance Company of America shall have all the rights and obligations of UNUM Life Insurance Company under the Fund Participation Agreement.

This Agreement does not alter in any way the terms, provisions, rights and obligations of the Fund Participation Agreement with respect to any of the parties other than changing the name of the contracting life insurance company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by and through their duly authorized representatives/

                                   UNUM LIFE INSURANCE COMPANY OF AMERICA

                                   By   /s/  Russell W. Anderson
                                        ------------------------

                                   Its: Vice President
                                        --------------

                                   _______________________
                                          Witness

                                   TCI PORTFOLIOS, INC.>

                                   By   /s/  Patrick A.
                                        ---------------

                                   Its: Vice President
                                        --------------

                                   _______________________
                                          Witness

                                   INVESTORS RESEARCH CORPORATION

                                   By   /s/  William M. Lyons
                                        ---------------------

                                   Its: Vice President
                                        --------------

                                   _______________________
                                          Witness

                                 AMENDMENT #2
                                      TO
                         FUND PARTICIPATION AGREEMENT

This Amendment, to be effective as of January 1, 1992, between UNUM Life Insurance Company of America ("UNUM"), a life insurance company organized under the laws of the State of Maine, and Twentieth Century Investors, Inc. ("TCI"), a management investment company organized under the laws of the State of Maryland and its investment adviser, Investors Research Corporation ("Investors Research"), an investment advisory company organized under the laws of Delaware.

All references to "UNUM" in the Fund Participation Agreement, dated October 31, 1988, and amended by Amendment No. 1 thereto dated November 1, 1991, and executed by the aforementioned parties, are hereby amended to refer to UNUM Life Insurance Company of America, the surviving company of a merger between UNUM Life Insurance Company, the original contracting party, and UNUM Life Insurance Company of America. Such merger was effective at 11:59 p.m. on December 31, 1991. UNUM Life Insurance Company of America shall have all the rights and obligations of UNUM Life Insurance Company under the Fund Participation Agreement.

This Amendment does not alter in any way the terms, provisions, rights and obligations of the Fund Participation Agreement as previously amended with respect to any of the parties other than changing the name of the contracting life insurance company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by and through their duly authorized representatives.

                                        UNUM LIFE INSURANCE COMPANY OF AMERICA

                                        By:  /s/  Russell W. Anderson
                                             ------------------------

                                        Its:  Vice President
                                              --------------

                                        ________________________
                                                  Witness

                                        TWENTIETH CENTURY INVESTORS, INC.

                                        By:  /s/  William M. Lyons
                                             ---------------------

                                        Its:  Vice President
                                              --------------

                                        ________________________
                                                  Witness

                                        INVESTORS RESEARCH CORPORATION

                                        By:  /s/  William M. Lyons
                                             ---------------------

                                        Its:  Vice President
                                              --------------

                                        ________________________
                                                  Witness

                                  SCHEDULE A
                                      TO
                         FUND PARTICIPATION AGREEMENT
                           DATED FEBRUARY 28,  1991

Funds of TCI Portfolios, Inc. to be made available to UNUM Life
Insurance Company as the sponsor of the VA-I Separate Account:

     1.   TCI Growth
     2.   TCI Balanced